Exhibit 99.1

DANAHER REPORTS FOURTH QUARTER AND FULL YEAR 2022 RESULTS
WASHINGTON, D.C., January 24, 2023 -- Danaher Corporation (NYSE: DHR) (the “Company”) today announced results for the fourth quarter and full year 2022. All results in this release reflect only continuing operations unless otherwise noted. Net earnings refers to net earnings attributable to common shareholders.
For the quarter ended December 31, 2022, net earnings were $2.2 billion, or $2.99 per diluted common share which represents a 25.0% year-over-year increase from the comparable 2021 period. Non-GAAP adjusted diluted net earnings per common share were $2.87 which represents a 6.5% increase over the comparable 2021 period.
Revenues increased 2.5% year-over-year in the fourth quarter of 2022 to $8.4 billion. Non-GAAP core revenue growth was 7.5%, including 7.5% non-GAAP base business core revenue growth.
For the full year 2022, net earnings were $7.1 billion, or $9.66 per diluted common share which represents a 13.5% year-over-year increase. Non-GAAP adjusted diluted net earnings per common share for the year were $10.95, which represents a 9.0% increase over the comparable 2021 amount.
Revenues for the full year 2022 increased 7.0% to $31.5 billion. Non-GAAP core revenue growth was 9.5%, including 8.0% non-GAAP base business core revenue growth.
Operating cash flow for the full year 2022 was $8.5 billion and non-GAAP free cash flow was $7.4 billion.
The Company provides forecasted sales only on a non-GAAP basis because of the difficulty in estimating the other components of GAAP revenue, such as currency translation, acquisitions and divested product lines.
Starting with the first quarter 2023, the Company will revise its definition of base business core growth to exclude revenues related to COVID-19 testing, vaccines and therapeutics, in addition to the exclusion of currency translation, acquisitions and divested product lines.
For the first quarter 2023, the Company anticipates that non-GAAP base business core revenue growth will be up mid-single digits. For the full year 2023, the Company anticipates non-GAAP base business core revenue to be up high-single digits.
Rainer M. Blair, President and Chief Executive Officer, stated, “2022 was another great year for Danaher. Broad-based strength across the portfolio helped us deliver nearly 10% core revenue growth and double-digit earnings per share growth. Our team executed well in a challenging operating environment, enabling us to expand operating margins and generate strong cash flows. We believe this strong execution, paired with our investments in innovation drove market share gains in many of our businesses.”
Blair continued, “Looking ahead, we believe the combination of our leading portfolio, the power of the Danaher Business System and the strength of our balance sheet position Danaher to continue generating sustainable, long-term shareholder value for many years to come.”
Danaher will discuss its results during its quarterly investor conference call today starting at 8:00 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Danaher’s website, www.danaher.com, under the subheading “Events & Presentations” and additional materials will be posted to the same section of Danaher’s website. A replay of the webcast will be available in the same section of Danaher’s website shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call.
The conference call can be accessed by dialing 800-245-3047 within the U.S. or by dialing +1 203-518-9765 outside the U.S. a few minutes before the 8:00 a.m. ET start and telling the operator that you are dialing in for Danaher’s earnings conference call (Conference ID: DHRQ422). A replay of the conference call will be available shortly after the conclusion of the call and until February 7, 2023. You can access the replay dial-in information on the “Investors” section of Danaher’s website under the subheading “Events & Presentations.” In addition, presentation materials relating to Danaher’s results have been posted to the “Investors” section of Danaher’s website under the subheading “Quarterly Earnings.”
ABOUT DANAHER
Danaher is a global science and technology innovator committed to helping its customers solve complex challenges and improving quality of life around the world. Its family of world class brands has leadership positions in the demanding and attractive health care, environmental and applied end-markets. With more than 20 operating companies, Danaher’s globally diverse team of approximately 81,000 associates is united by a common culture and operating system, the Danaher Business System, and its Shared Purpose, Helping Realize Life’s Potential. For more information, please visit www.danaher.com.

NON-GAAP MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. Calculations of these measures, the reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures, as applicable, and other information relating to these non-GAAP measures are included in the supplemental reconciliation schedule attached.
FORWARD-LOOKING STATEMENTS
Statements in this release that are not strictly historical, including the statements regarding the Company's expected financial performance for the first quarter and full year 2023, Danaher’s prospects, future shareholder value generation and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, the highly uncertain and unpredictable severity, magnitude and duration of the COVID-19 pandemic (and the related governmental, business and community responses thereto) on our business, results of operations and financial condition, the impact of our debt obligations on our operations and liquidity, deterioration of or instability in the economy, the markets we serve and the financial markets (including as a result of the COVID-19 pandemic), uncertainties relating to U.S. laws or policies, including potential changes in U.S. trade policies and tariffs and the reaction of other countries thereto, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our compliance with applicable laws and regulations (including rules relating to off-label marketing and other regulations relating to medical devices and the health care industry), the results of our clinical trials and perceptions thereof, our ability to effectively address cost reductions and other changes in the health care industry, our ability to successfully identify and consummate appropriate acquisitions and strategic investments and successfully complete divestitures and other dispositions, our ability to integrate the businesses we acquire and achieve the anticipated growth, synergies and other benefits of such acquisitions, contingent liabilities and other risks relating to acquisitions, investments, strategic relationships and divestitures (including tax-related and other contingent liabilities relating to past and future IPOs, split-offs or spin-offs), security breaches or other disruptions of our information technology systems or violations of data privacy laws, the impact of our restructuring activities on our ability to grow, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, changes in tax laws applicable to multinational companies, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, the rights of the United States government to use, disclose and license certain intellectual property we license if we fail to commercialize it, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, uncertainties relating to collaboration arrangements with third-parties, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, the impact of deregulation on demand for our products and services, the impact of climate change, or legal or regulatory measures to address climate change, labor matters and our ability to recruit, retain and motivate talented employees, international economic, political, legal, compliance, social and business factors (including the impact of the military conflict between Russia and Ukraine and the United Kingdom's separation from the European Union), disruptions relating to man-made and natural disasters (including pandemics such as COVID-19), pension plan costs, inflation and supply chain disruption. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2021 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the third quarter of 2022. These forward-looking statements speak only as of the date of this release and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.
CONTACT
John T. Bedford
Vice President, Investor Relations
Danaher Corporation
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C. 20037
Telephone: (202) 828-0850
Fax: (202) 828-0860

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Diluted Net Earnings Per Common Share from Continuing Operations and Adjusted Diluted Net Earnings Per Common Share from Continuing Operations 1

	Three-Month Period Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Diluted Net Earnings Per Common Share From Continuing Operations (GAAP)	$2.99	$2.39	$9.66	$8.50
Amortization of acquisition-related intangible assets A	0.49	0.53	1.99	1.95
Fair value net (gains) losses on investments B	0.11	(0.10)	0.36	(0.54)
Separation costs C	0.01	—	0.01	—
Impairments and other charges D	—	—	0.07	0.01
Loss on partial settlement of a defined benefit plan E	—	—	0.01	—
Acquisition-related items F	—	0.02	—	0.14
Gain on disposition of certain product lines G	—	—	—	(0.02)
Contract settlement expense H	—	—	—	0.73
Loss on early extinguishment of debt I	—	0.13	—	0.13
Tax effect of the above adjustments J	(0.13)	(0.12)	(0.48)	(0.51)
Discrete tax adjustments K	(0.61)	(0.16)	(0.68)	(0.35)
MCPS "as if converted" L	—	—	—	0.01
Rounding	0.01	—	0.01	—
Adjusted Diluted Net Earnings Per Common Share From Continuing Operations (Non-GAAP)	$2.87	$2.69	$10.95	$10.05
1    Each of the per share adjustment amounts above have been calculated assuming the Mandatory Convertible Preferred Stock (“MCPS”) had been converted into shares of common stock.

Notes to Reconciliation of GAAP to Non-GAAP Financial Measures
A    Amortization of acquisition-related intangible assets in the following historical periods ($ in millions) (only the pretax amounts set forth below are reflected in the amortization line item above):

	Three-Month Period Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Pretax	$364	$394	$1,484	$1,450
After-tax	294	315	1,198	1,157
B    Net (gains) losses, including impairments, on the Company's equity and limited partnership investments recorded in the following historical periods ($ in millions) (only the pretax amounts set forth below are reflected in the fair value net (gains) losses on investments line above):

	Three-Month Period Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Pretax	$85	$(71)	$271	$(401)
After-tax	57	(57)	198	(315)
C    Costs incurred in the three-month period and year ended December 31, 2022 related to preparation for the anticipated separation of the Company’s Environmental & Applied Solutions business primarily related to professional fees for legal, tax, finance and information technology services ($9 million pretax as reported in this line item, $8 million after-tax).
D    Impairment charges related to technology and customer relationships in the Environmental & Applied Solutions segment recorded in the year ended December 31, 2022 ($9 million pretax as reported in this line item, $7 million after-tax). Additionally, in the year ended December 31, 2022 charges incurred primarily related to impairments of accounts receivable and inventory as well as accruals for contractual obligations in Russia ($43 million pretax as reported in this line item, $40 million after-tax). Impairment charges related to a trade name in the Diagnostics segment recorded in the year ended December 31, 2021 ($10 million pretax as reported in this line item, $8 million after-tax).

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
E    Loss on a partial settlement of a defined benefit plan as a result of the transfer of a portion of the Company’s non-U.S. pension liabilities related to one defined benefit plan to a third-party in the year ended December 31, 2022 ($10 million pretax as reported in this line item, $9 million after-tax).
F    Costs incurred for fair value adjustments to inventory related to the acquisition of Aldevron in the three-month period ended December 31, 2021 ($13 million pretax as reported in this line item, $10 million after-tax). Costs incurred for fair value adjustments to inventory and deferred revenue and transaction costs deemed significant related to the acquisitions of Cytiva and Aldevron in the year ended December 31, 2021 ($104 million pretax as reported in this line item, $82 million after-tax).
G    Gain on disposition of certain product lines in the year ended December 31, 2021 ($13 million pretax as reported in this line item, $10 million after-tax).
H    Expense related to the modification and partial termination of a prior commercial arrangement and resolution of the associated litigation in the year ended December 31, 2021 ($547 million pretax as reported in this line item, $415 million after-tax).
I    Loss on early extinguishment of debt resulting from “make-whole” payments and deferred costs associated with the retirement of the 2025 Euronotes in both the three-month period and the year ended December 31, 2021 ($96 million pretax as reported in this line item, $73 million after-tax).
J    This line item reflects the aggregate tax effect of all nontax adjustments reflected in the preceding line items of the table. In addition, the footnotes above indicate the after-tax amount of each individual adjustment item. Danaher estimates the tax effect of each adjustment item by applying Danaher’s overall estimated effective tax rate to the pretax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment. The MCPS dividends are not tax deductible and therefore the tax effect of the adjustments does not include any tax impact of the MCPS dividends.
K    Discrete tax adjustments and other tax-related adjustments for both the three-month period and year ended December 31, 2022, include the impact of net discrete tax benefits of $452 million and $504 million, respectively, due principally to net deferred tax benefits resulting from legal and operational actions undertaken to realign certain of its businesses, as well as excess tax benefits from stock-based compensation, the release of reserves for uncertain tax positions due to the expiration of statutes of limitation and audit settlements and changes in estimates related to prior year tax filing positions, net of changes in estimates associated with prior period uncertain tax positions. Discrete tax adjustments for both the three-month and year ended December 31, 2021, include the impact of net discrete tax benefits of $120 million and $263 million, respectively, related primarily to release of reserves for uncertain tax positions due to the expiration of statutes of limitation and audit settlements, excess tax benefits from stock-based compensation and the mix of earnings between the U.S. and certain jurisdictions with lower overall tax rates, net of changes in estimates associated with prior period uncertain tax positions. The Company anticipates excess tax benefits from stock compensation of approximately $7 million per quarter and therefore excludes benefits in excess of this amount in the calculation of adjusted diluted net earnings from continuing operations per common share.
L    In March 2019, the Company issued $1.65 billion in aggregate liquidation preference of 4.75% MCPS Series A. In May 2020, the Company issued $1.72 billion in aggregate liquidation preference of 5.0% MCPS Series B. Dividends on the MCPS Series A were, and on the Series B are, payable on a cumulative basis at an annual rate of 4.75% and 5.0%, respectively, on the liquidation preference of $1,000 per share. Each share of MCPS Series A converted on April 15, 2022 into 6.6632 shares of Danaher’s common stock. Unless earlier converted, each share of MCPS Series B will automatically convert on April 15, 2023 into between 5.0156 and 6.1441 shares of Danaher’s common stock, subject to further anti-dilution adjustments. The number of shares of Danaher’s common stock issuable on conversion of the MCPS will be determined based on the volume weighted average price (“VWAP”) per share of the Company's common stock over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately before April 15, 2023 for the MCPS Series B. For the calculation of net earnings per common share from continuing operations, the impact of the dilutive MCPS is calculated under the if-converted method and the related MCPS dividends are excluded. For the purposes of calculating adjusted earnings per common share from continuing operations, the Company has excluded the paid and anticipated MCPS cash dividends and assumed the “if-converted” method of share dilution (the incremental shares of common stock deemed outstanding applying the “if-converted” method of calculating share dilution only with respect to any MCPS the conversion of which would be dilutive in the particular period are referred to as the “Converted Shares”) for any MCPS that were anti-dilutive for the given period. For additional information about the impact of the MCPS on the calculation of diluted EPS, see note 2 in the Adjusted Average Common Stock and Common Equivalent Diluted Shares Outstanding table below.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Average and Adjusted Average Common Stock and Common Equivalent Diluted Shares Outstanding
(shares in millions)

	Three-Month Period Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Average common stock and common equivalent shares outstanding - diluted (GAAP) [2]	745.7	738.4	737.1	736.8
Converted shares [3]	—	8.6	8.6	8.6
Adjusted average common stock and common equivalent shares outstanding - diluted (non-GAAP)	745.7	747.0	745.7	745.4
2    The impact of the MCPS Series A calculated under the if-converted method was dilutive for the year ended December 31, 2022 and the three-month period and year ended December 31, 2021, and as such 3.0 million shares, 11.0 million shares and 11.0 million shares, respectively, underlying the MCPS Series A were included in the calculation of diluted EPS in the periods and the related MCPS Series A dividends of $20 million, $20 million and $78 million were excluded from the calculation of net earnings for diluted EPS for the respective periods.
The impact of the MCPS Series B calculated under the if-converted method was dilutive for the three-month period ended December 31, 2022, and as such 8.6 million shares underlying the MCPS Series B were included in the calculation of diluted EPS in the period and the related MCPS Series B dividends of $22 million were excluded from the calculation of net earnings for diluted EPS for the period.
The impact of the MCPS Series B calculated under the if-converted method was anti-dilutive for the year ended December 31, 2022 and the three-month period and year ended December 31, 2021, and as such 8.6 million shares underlying the MCPS Series B were excluded from the diluted EPS calculation in all periods and the related MCPS Series B dividends of $86 million, $21 million and $86 million were included in the calculation of net earnings for diluted EPS for the respective periods.
3    The number of converted shares assumes the conversion of all MCPS and issuance of the underlying shares applying the “if-converted” method of accounting and using an average 20 trading-day trailing VWAP of $266.27 and $316.06 as of December 31, 2022 and December 31, 2021, respectively.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Sales Growth, Core Sales Growth by Segment and Base Business Core Sales Growth

	% Change Three-Month Period Ended December 31, 2022 vs. Comparable 2021 Period
		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics	Environmental & Applied Solutions
Total sales growth (GAAP)	2.5%	(1.0)%	8.0%	3.0%	1.0%
Impact of:
Acquisitions/divestitures	—%	—%	—%	—%	(0.5)%
Currency exchange rates	5.0%	5.0%	5.0%	4.5%	5.0%
Core sales growth (non-GAAP)	7.5%	4.0%	13.0%	7.5%	5.5%
Impact of COVID-19 related testing	—%
Base business core sales growth (non-GAAP)	7.5%

	% Change Year Ended December 31, 2022 vs. Comparable 2021 Period
		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics	Environmental & Applied Solutions
Total sales growth (GAAP)	7.0%	2.0%	10.0%	10.0%	4.0%
Impact of:
Acquisitions/divestitures	(1.5)%	(0.5)%	(5.5)%	(0.5)%	0.5%
Currency exchange rates	4.0%	4.5%	5.0%	4.0%	3.5%
Core sales growth (non-GAAP)	9.5%	6.0%	9.5%	13.5%	8.0%
Impact of COVID-19 related testing	(1.5)%
Base business core sales growth (non-GAAP)	8.0%
Note: We expect overall demand for the Company’s COVID-19 related products to continue moderating as the pandemic subsides and evolves toward endemic status. We believe certain demand for the Company’s products that support COVID-19 related vaccines and therapeutics (including initiatives that seek to prevent or mitigate similar, future pandemics) and COVID-19 testing will continue, though that demand will likely be uncertain and will vary from period to period. At the beginning of 2022, the Company believed that on a relative basis, the level of ongoing demand for products supporting COVID-19 testing would be subject to more fluctuations in demand than the level of demand for products supporting COVID-19 related vaccines and therapeutics, due in part to expected COVID-19 case levels, vaccination rates and use of therapies. However, as a result of lower vaccination rates and the spread of less severe variants of the virus, 2022 demand for the Company’s products supporting COVID-19 related vaccines and therapeutics fluctuated and declined more than anticipated at the beginning of the year. Therefore, beginning with the first quarter of 2023, we have revised the definition of “base business core sales growth” on a basis that not only excludes revenues related to COVID-19 testing but also excludes revenues from products that support COVID-19 related vaccines and therapeutics. We believe this adjusted definition of “base business core sales growth” will provide more useful information to investors by facilitating period-to-period comparisons of our financial performance and identifying underlying growth trends in the Company’s business that otherwise may be obscured by fluctuations in demand for COVID-19 related products.
Forecasted Core Sales Growth and Base Business Core Sales Growth
The Company provides forecasted sales only on a non-GAAP basis because of the difficulty in estimating the other components of GAAP revenue, such as currency translation, acquisitions and divested product lines.

	% Change Three-Month Period Ending March 31, 2023 vs. Comparable 2022 Period	% Change Year Ending December 31, 2023 vs. Comparable 2022 Period
Core sales growth (non-GAAP)	-Mid-single digit	-Mid-single digit
Impact of COVID-19 related testing, vaccines and therapeutics	+High-single to low-double digit	+Low-double digit
Base business core sales growth (non-GAAP)	+Mid-single digit	+High-single digit

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Operating Profit Margins from Continuing Operations; Year-Over-Year Core Operating Margin Changes from Continuing Operations

		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics	Environmental & Applied Solutions
Three-Month Period Ended December 31, 2021 Operating Profit Margins from Continuing Operations (GAAP)	26.40%	34.80%	17.60%	31.00%	19.10%
Fourth quarter 2021 impact from operating profit margins of businesses that have been owned for less than one year or were disposed of during such period and did not qualify as discontinued operations	(0.10)	(0.20)	(0.20)	—	0.05
Fourth quarter 2021 acquisition-related fair value adjustment to inventory deemed significant related to the acquisition of Aldevron	0.15	—	0.70	—	—
Fourth quarter 2022 costs incurred related to the anticipated separation of the Company's Environmental & Applied Solutions business	(0.10)	—	—	—	—
Year-over-year core operating profit margin changes for the fourth quarter 2022 (defined as all year-over-year operating profit margin changes other than the changes identified in the line items above) (non-GAAP)	1.05	(3.40)	2.00	2.40	5.65
Three-Month Period Ended December 31, 2022 Operating Profit Margins from Continuing Operations (GAAP)	27.40%	31.20%	20.10%	33.40%	24.80%
Note: The Company deems acquisition-related transaction costs incurred in a given period to be significant (generally relating to the Company’s larger acquisitions) if it determines that such costs exceed the range of acquisition-related transaction costs typical for Danaher in a given period.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)

Operating Profit Margins from Continuing Operations; Year-Over-Year Core Operating Margin Changes from Continuing Operations

		Segments
	Total Company	Biotechnology	Life Sciences	Diagnostics	Environmental & Applied Solutions
Year Ended December 31, 2021 Operating Profit Margins from Continuing Operations (GAAP)	25.30%	35.90%	20.20%	23.50%	22.70%
Full year 2022 impact from operating profit margins of businesses that have been owned for less than one year or were disposed of during such period and did not qualify as discontinued operations	(0.30)	(0.30)	(1.15)	0.10	0.20
Full year 2022 impairments of accounts receivable and inventory as well as accruals for contractual obligations in Russia	(0.15)	(0.15)	(0.35)	(0.05)	(0.05)
Second quarter 2022 impairment charge related to technology and customer relationships in the Environmental & Applied Solutions segment, net of a first quarter 2021 impairment charge related to a trade name in the Diagnostics segment	—	—	—	0.10	(0.20)
Fourth quarter 2022 costs incurred related to the anticipated separation of the Company's Environmental & Applied Solutions business	(0.05)	—	—	—	—
Full year 2021 acquisition-related fair value adjustments to inventory and transaction costs deemed significant, in each case related to the acquisition of Aldevron	0.20	—	0.90	—	—
Full year 2021 acquisition-related fair value adjustments to inventory and deferred revenue related to the acquisition of Cytiva	0.15	0.55	—	—	—
Third quarter 2021 impact of the modification and partial termination of a prior commercial arrangement and resolution of the associated litigation	1.85	—	—	5.55	—
Year-over-year core operating profit margin changes for full year 2022 (defined as all year-over-year operating profit margin changes other than the changes identified in the line items above) (non-GAAP)	0.60	(1.70)	0.50	2.50	0.85
Year Ended December 31, 2022 Operating Profit Margins from Continuing Operations (GAAP)	27.60%	34.30%	20.10%	31.70%	23.50%
Note: The Company deems acquisition-related transaction costs incurred in a given period to be significant (generally relating to the Company’s larger acquisitions) if it determines that such costs exceed the range of acquisition-related transaction costs typical for Danaher in a given period.

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(continued)
Cash Flow from Continuing Operations and Free Cash Flow from Continuing Operations
($ in millions)

	Three-Month Period Ended		Year-over-Year Change	Year Ended		Year-over-Year Change
	December 31, 2022	December 31, 2021		December 31, 2022	December 31, 2021
Total Cash Flows from Continuing Operations:
Total cash provided by operating activities from continuing operations (GAAP)	$2,541	$2,333		$8,519	$8,358
Total cash used in investing activities from continuing operations (GAAP)	$(816)	$(879)		$(2,234)	$(12,987)
Total cash (used in) provided by financing activities from continuing operations (GAAP)	$(906)	$(1,422)		$(2,570)	$1,295

Free Cash Flow from Continuing Operations:
Total cash provided by operating activities from continuing operations (GAAP)	$2,541	$2,333	~9.0%	$8,519	$8,358	~2.0%
Less: payments for additions to property, plant & equipment (capital expenditures) from continuing operations (GAAP)	(329)	(420)		(1,152)	(1,294)
Plus: proceeds from sales of property, plant & equipment (capital disposals) from continuing operations (GAAP)	—	—		9	13
Free cash flow from continuing operations (non-GAAP)	$2,212	$1,913	~15.5%	$7,376	$7,077	~4.0%
Note: The Company defines free cash flow as operating cash flows from continuing operations, less payments for additions to property, plant and equipment from continuing operations (“capital expenditures”) plus the proceeds from sales of plant, property and equipment from continuing operations (“capital disposals”). All amounts presented above reflect only continuing operations.

Statement Regarding Non-GAAP Measures
Each of the non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.  Management believes that these measures provide useful information to investors by offering additional ways of viewing Danaher Corporation’s (“Danaher” or the “Company”) results that, when reconciled to the corresponding GAAP measure, help our investors:
•with respect to the profitability-related non-GAAP measures, understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers;
•with respect to core sales and related sales measures, identify underlying growth trends in our business and compare our sales performance with prior and future periods and to our peers; and
•with respect to free cash flow from continuing operations and related cash flow measures (the “FCF Measure”), understand Danaher’s ability to generate cash without external financings, strengthen its balance sheet, invest in its business and grow its business through acquisitions and other strategic opportunities (although a limitation of free cash flow is that it does not take into account the Company’s debt service requirements and other non-discretionary expenditures, and as a result the entire free cash flow amount is not necessarily available for discretionary expenditures).
We expect overall demand for the Company’s COVID-19 related products to continue moderating as the pandemic subsides and evolves toward endemic status. We believe certain demand for the Company’s products that support COVID-19 related vaccines and therapeutics (including initiatives that seek to prevent or mitigate similar, future pandemics) and COVID-19 testing will continue, though that demand will likely be uncertain and will vary from period to period. At the beginning of 2022, the Company believed that on a relative basis, the level of ongoing demand for products supporting COVID-19 testing would be subject to more fluctuations in demand than the level of demand for products supporting COVID-19 related vaccines and therapeutics, due in part to expected COVID-19 case levels, vaccination rates and use of therapies. However, as a result of lower vaccination rates and the spread of less severe variants of the virus, 2022 demand for the Company’s products supporting COVID-19 related vaccines and therapeutics fluctuated and declined more than anticipated at the beginning of the year. Therefore, beginning with the first quarter of 2023, we have revised the definition of “base business core sales growth” on a basis that not only excludes revenues related to COVID-19 testing but also excludes revenues from products that support COVID-19 related vaccines and therapeutics. We believe this adjusted definition of “base business core sales growth” will provide more useful information to investors by facilitating period-to-period comparisons of our financial performance and identifying underlying growth trends in the Company’s business that otherwise may be obscured by fluctuations in demand for COVID-19 related products.
Management uses these non-GAAP measures to measure the Company’s operating and financial performance, and uses core sales and non-GAAP measures similar to Adjusted Diluted Net Earnings Per Common Share from Continuing Operations and the FCF Measure in the Company’s executive compensation program.
The items excluded from the non-GAAP measures set forth above have been excluded for the following reasons:
•With respect to Adjusted Diluted Net Earnings Per Common Share from Continuing Operations:
◦Amortization of Intangible Assets: We exclude the amortization of acquisition-related intangible assets because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions we consummate. While we have a history of significant acquisition activity we do not acquire businesses on a predictable cycle, and the amount of an acquisition’s purchase price allocated to intangible assets and related amortization term are unique to each acquisition and can vary significantly from acquisition to acquisition. Exclusion of this amortization expense facilitates more consistent comparisons of operating results over time between our newly acquired and long-held businesses, and with both acquisitive and non-acquisitive peer companies. We believe however that it is important for investors to understand that such intangible assets contribute to sales generation and that intangible asset amortization related to past acquisitions will recur in future periods until such intangible assets have been fully amortized.

◦Restructuring Charges: We exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different (in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans) from the ongoing productivity improvements that result from application of the Danaher Business System. Because these restructuring plans are incremental to the core activities that arise in the ordinary course of our business and we believe are not indicative of Danaher’s ongoing operating costs in a given period, we exclude these costs to facilitate a more consistent comparison of operating results over time.
◦Other Adjustments: With respect to the other items excluded from Adjusted Diluted Net Earnings Per Common Share from Continuing Operations, we exclude these items because they are of a nature and/or size that occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher's commercial performance during the period and/or we believe that such items may obscure underlying business trends and make comparisons of long-term performance difficult. For example, we excluded the first quarter 2022 charge for asset impairments, accruals for contractual obligations and similar items related to our Russia operations because, even though it is possible we could incur additional charges in the future, we do not believe these charges are indicative of Danaher’s ongoing operating costs.
•With respect to adjusted average common stock and common equivalent shares outstanding, Danaher’s Mandatory Convertible Preferred Stock (“MCPS”) Series A converted into Danaher common stock on April 15, 2022 and MCPS Series B will mandatorily convert into Danaher common stock on the mandatory conversion date, which is expected to be April 15, 2023 (unless converted or redeemed earlier in accordance with the terms of the applicable certificate of designations). With respect to the calculation of Adjusted Diluted Net Earnings Per Common Share from Continuing Operations, we apply the “if converted” method of share dilution to the MCPS Series A and B in all applicable periods irrespective of whether such preferred shares would be dilutive or anti-dilutive in the period. We believe this presentation provides useful information to investors by helping them understand what the net impact will be on Danaher’s earnings per share-related measures once the MCPS convert into Danaher common stock.
•With respect to core operating profit margin changes, in addition to the explanation set forth in the bullets above relating to “restructuring charges” and “other adjustments”, we exclude the impact of businesses owned for less than one year (or disposed of during such period and not treated as discontinued operations) because the timing, size, number and nature of such transactions can vary significantly from period to period and may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to core sales related measures, (1) we exclude the impact of currency translation because it is not under management’s control, is subject to volatility and can obscure underlying business trends, and (2) we exclude the effect of acquisitions and divested product lines because the timing, size, number and nature of such transactions can vary significantly from period-to-period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.
•With respect to the FCF Measure, we exclude payments for additions to property, plant and equipment (net of the proceeds from capital disposals) to demonstrate the amount of operating cash flow for the period that remains after accounting for the Company’s capital expenditure requirements.
The Company provides forecasted sales only on a non-GAAP basis because of the difficulty in estimating the other components of GAAP revenue, such as currency translation, acquisitions and divested product lines.

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (unaudited)
($ in millions, except per share amount)

	As of December 31
	2022	2021
ASSETS
Current assets:
Cash and equivalents	$5,995	$2,586
Trade accounts receivable, less allowance for doubtful accounts of $126 as of December 31, 2022 and $124 as of December 31, 2021	4,918	4,631
Inventories	3,110	2,767
Prepaid expenses and other current assets	1,860	1,664
Total current assets	15,883	11,648
Property, plant and equipment, net	3,956	3,790
Other long-term assets	4,459	3,719
Goodwill	39,752	41,184
Other intangible assets, net	20,300	22,843
Total assets	$84,350	$83,184

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and current portion of long-term debt	$591	$8
Trade accounts payable	2,296	2,569
Accrued expenses and other liabilities	5,502	5,563
Total current liabilities	8,389	8,140
Other long-term liabilities	6,785	7,699
Long-term debt	19,086	22,168
Stockholders’ equity:
Preferred stock, no par value, 15.0 million shares authorized; no shares and 1.65 million shares of 4.75% Mandatory Convertible Preferred Stock, Series A, issued and outstanding as of December 31, 2022 and December 31, 2021, respectively; 1.72 million shares of 5.00% Mandatory Convertible Preferred Stock, Series B, issued and outstanding as of December 31, 2022 and December 31, 2021	1,668	3,268
Common stock - $0.01 par value, 2.0 billion shares authorized; 869.3 million issued and 728.3 million outstanding as of December 31, 2022; 855.7 million issued and 715.0 million outstanding as of December 31, 2021	9	9
Additional paid-in capital	12,072	10,090
Retained earnings	39,205	32,827
Accumulated other comprehensive income (loss)	(2,872)	(1,027)
Total Danaher stockholders’ equity	50,082	45,167
Noncontrolling interests	8	10
Total stockholders’ equity	50,090	45,177
Total liabilities and stockholders’ equity	$84,350	$83,184
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
($ and shares in millions, except per share amounts)

	Three-Month Period Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022		December 31, 2021
Sales	$8,369	$8,148	$31,471		$29,453
Cost of sales	(3,430)	(3,205)	(12,522)		(11,501)
Gross profit	4,939	4,943	18,949		17,952
Operating costs:
Selling, general and administrative expenses	(2,190)	(2,294)	(8,516)		(8,198)
Research and development expenses	(453)	(495)	(1,745)		(1,742)
Other operating expenses	—	—	—		(547)
Operating profit	2,296	2,154	8,688		7,465
Nonoperating income (expense):
Other income (expense), net	(68)	82	(226)		456
Loss on early extinguishment of borrowings	—	(96)	—		(96)
Interest expense	(64)	(56)	(211)		(238)
Interest income	29	1	41		11
Earnings from continuing operations before income taxes	2,193	2,085	8,292		7,598
Income taxes	39	(297)	(1,083)		(1,251)
Net earnings from continuing operations	2,232	1,788	7,209		6,347
Earnings from discontinued operations, net of income taxes	—	—	—		86
Net earnings	2,232	1,788	7,209		6,433
Mandatory convertible preferred stock dividends	(22)	(41)	(106)		(164)
Net earnings attributable to common stockholders	$2,210	$1,747	$7,103		$6,269

Net earnings per common share from continuing operations:
Basic	$3.03	$2.44	$9.80	(a)	$8.65
Diluted	$2.99	$2.39	$9.66	(a)	$8.50
Net earnings per common share from discontinued operations:
Basic	$—	$—	$—		$0.12
Diluted	$—	$—	$—		$0.12
Net earnings per common share:
Basic	$3.03	$2.44	$9.80	(a)	$8.77
Diluted	$2.99	$2.39	$9.66	(a)	$8.61	(b)
Average common stock and common equivalent shares outstanding:
Basic	728.9	715.6	725.1		714.6
Diluted	745.7	738.4	737.1		736.8
(a) Net earnings per common share amount for the relevant three-month periods do not add to the full year period amount due to rounding.
(b) Net earnings per common share amount does not add due to rounding.

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
($ in millions)

	Year Ended December 31
	2022	2021
Cash flows from operating activities:
Net earnings	$7,209	$6,433
Less: earnings from discontinued operations, net of income taxes	—	(86)
Net earnings from continuing operations	7,209	6,347
Noncash items:
Depreciation	738	718
Amortization of intangible assets	1,484	1,450
Amortization of acquisition-related inventory fair value step-up	—	59
Stock-based compensation expense	336	218
Contract settlement expense	—	542
Pretax loss on early extinguishment of borrowings	—	96
Pretax gain on sale of product lines and investment (gains) losses	271	(414)
Change in deferred income taxes	(559)	(229)
Change in trade accounts receivable, net	(477)	(611)
Change in inventories	(486)	(502)
Change in trade accounts payable	5	549
Change in prepaid expenses and other assets	(78)	(4)
Change in accrued expenses and other liabilities	76	139
Total operating cash provided by continuing operations	8,519	8,358
Cash flows from investing activities:
Cash paid for acquisitions	(637)	(10,961)
Payments for additions to property, plant and equipment	(1,152)	(1,294)
Proceeds from sales of property, plant and equipment	9	13
Payments for purchases of investments	(523)	(934)
Proceeds from sales of investments	18	126
Proceeds from sale of product lines	—	26
All other investing activities	51	37
Total cash used in investing activities from continuing operations	(2,234)	(12,987)
Cash flows from financing activities:
Proceeds from the issuance of common stock in connection with stock-based compensation	31	86
Payment of dividends	(818)	(742)
Net (repayments of) proceeds from borrowings (maturities of 90 days or less)	(723)	2,265
Proceeds from borrowings (maturities longer than 90 days)	—	984
Repayments of borrowings (maturities longer than 90 days)	(965)	(1,186)
Make-whole premiums to redeem borrowings prior to maturity	—	(96)
All other financing activities	(95)	(16)
Net cash (used in) provided by financing activities for continuing operations	(2,570)	1,295
Effect of exchange rate changes on cash and equivalents	(306)	(115)
Net change in cash and equivalents	3,409	(3,449)
Beginning balance of cash and equivalents	2,586	6,035
Ending balance of cash and equivalents	$5,995	$2,586
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION (unaudited)
($ in millions)

	Three-Month Period Ended		Year Ended
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Sales:
Biotechnology	$2,223	$2,242	$8,758	$8,570
Life Sciences	1,946	1,804	7,036	6,388
Diagnostics	2,965	2,881	10,849	9,844
Environmental & Applied Solutions	1,235	1,221	4,828	4,651
Total Company	$8,369	$8,148	$31,471	$29,453

Operating Profit:
Biotechnology	$693	$780	$3,008	$3,074
Life Sciences	392	317	1,414	1,293
Diagnostics	989	893	3,436	2,313
Environmental & Applied Solutions	306	233	1,135	1,054
Other	(84)	(69)	(305)	(269)
Total Company	$2,296	$2,154	$8,688	$7,465

Operating Profit Margins:
Biotechnology	31.2%	34.8%	34.3%	35.9%
Life Sciences	20.1%	17.6%	20.1%	20.2%
Diagnostics	33.4%	31.0%	31.7%	23.5%
Environmental & Applied Solutions	24.8%	19.1%	23.5%	22.7%
Total Company	27.4%	26.4%	27.6%	25.3%
This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.